As filed with the Securities and Exchange Commission on May 19, 2003

REGISTRATION NO. 333-104168

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

AMENDMENT NO. 1 TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VIXEL CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	3669	84-1176506

(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

11911 North Creek Parkway South
Bothell, Washington 98011
(425) 806-5509

(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

James M. McCluney
President and Chief Executive Officer
Vixel Corporation
11911 North Creek Parkway South
Bothell, Washington 98011
(425) 806-5509
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

David R. Wilson
Jeffry A. Shelby
Heller Ehrman White & McAuliffe LLP
Suite 6100, 701 Fifth Avenue
Seattle, Washington 98104
(206) 447-0900

        Approximate date of commencement of proposed sale to public:  From time to time after this registration statement becomes effective.

        If the only securities being registered on this form are being offered pursuant to a dividend or interest reinvestment plans, please check the following box.  [ ]

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  [X]

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [ ]

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [ ]

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [ ]

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  [ ]



        The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED MAY 19, 2003

PROSPECTUS

1,286,560 SHARES

VIXEL CORPORATION

COMMON STOCK

                This prospectus relates to the resale by the selling stockholders identified in this prospectus of:

946,000 shares of our common stock underlying the conversion of 946,000 shares of our Series B Convertible Preferred Stock and 56,760 shares of common stock underlying the conversion of 56,760 shares of our Series B Convertible Preferred Stock that are required to be issued as dividends on the 946,000 shares of Series B Convertible Preferred Stock; and

283,800 shares of our common stock that may be issued upon the exercise of outstanding warrants.

                We will not receive any proceeds from the sale of our common stock by the selling stockholders.

                The selling stockholders identified in this prospectus, or their pledgees, donees, transferees or other successors-in-interest, may offer the shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices.  We do not know when or in what amounts a selling stockholder may offer shares for sale.  The selling stockholders may sell some, all or none of the shares offered by this prospectus.


                Our common stock is quoted on the NASDAQ National Market under the trading symbol "VIXL".  On May 9, 2003, the closing price for our common stock was $3.65 per share.

   See "Risk Factors" on page 3 to read about certain factors you should consider before buying shares of our common stock.


Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is truthful or complete.
Any representation to the contrary is a criminal offense.

The date of this prospectus is           .

                We have not authorized anyone to provide you with information different from that contained in this prospectus.  The selling stockholders are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted.  The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock.

                Our executive offices are located at 11911 North Creek Parkway South, Bothell, Washington 98011 and our telephone number is (425) 806-5509.


PROSPECTUS SUMMARY

Securities offered	1,286,560 shares of our common stock

Percentage of our outstanding shares of common stock represented by offering(1)	5.2%

Common stock to be outstanding after the offering (1)	24,517,760

Use of proceeds	We will not receive any proceeds from the sale of our common stock by selling stockholders. See "Use of Proceeds."

NASDAQ trading symbol	VIXL

(1)

This percentage and number is based on 23,231,200 shares of common stock outstanding on March 3, 2003, and assumes the issuance of 946,000 shares of our common stock upon the conversion of 946,000 shares of our Series B Convertible Preferred Stock (the "Series B Preferred"), 56,760 shares of our common stock underlying the conversion of shares of 56,760 shares of our Series B Preferred that are required to be issued as dividends on the 946,000 shares of Series B Preferred, and the issuance of 283,800 shares of our common stock upon the exercise of outstanding warrants.  This number does not include approximately 2,863,524 shares of our common stock that are issuable upon conversion of 2,863,524 shares of our Series B Preferred , 859,056 shares of our common stock issuable at $2.63 per share upon the exercise of warrants issued in connection with the sale of our Series B Preferred, 3,320,048 shares issuable upon the exercise of outstanding and fully vested stock options, and 134,327 shares of common stock issuable at a weighted average exercise price of $10.89 per share upon the exercise of other outstanding warrants.

RISK FACTORS

        An investment in shares of our common stock involves a high degree of risk.   See "Factors That May Affect Results of Operations and Financial Condition" under Item 2 of our Quarterly Report on Form 10-Q for the Quarterly Period Ended March 30, 2003, which are incorporated by reference, for a list of some of the risks and uncertainties you should consider before making an investment decision.  See "Incorporation By Reference" below for a discussion of our Securities Exchange Commission ("SEC") filings incorporated by reference.


USE OF PROCEEDS

                We will not receive any proceeds from the sale of our common stock by the selling stockholders.  Any proceeds from the sale of our common stock offered pursuant to this prospectus will be received by the selling stockholders.


DESCRIPTION OF SERIES B CONVERTIBLE PREFERRED STOCK FINANCING

        In February 2003, we completed an $8.0 million private placement of 3,809,524 shares of our newly designated Series B Preferred to accredited investors consisting of the selling stockholders and two entities affiliated with Goldman Sachs & Co.  In addition, these investors received warrants to purchase 1,142,857 shares of our common stock at an exercise price of $2.63 per share and a five-year term.  The sale and issuance of the Series B Preferred and common stock warrants were considered to be exempt from registration pursuant Section 4(2) or Regulation D of the Securities Act of 1933, as amended.

                Except as limited by law or the Certificate of Designation of Series B Preferred, the holders of Series B Preferred are entitled to vote with common stock at a rate of 0.8936 vote per share of Series B Preferred until holders' shares are converted into shares of common stock.

So long as there remain 1,450,000 shares of Series B Preferred outstanding, the holders of Series B Preferred are entitled to elect one director to our board of directors designated by Goldman Sachs & Co. (the "Series B Director").  Upon the closing of the private placement, we appointed Mr. Peter Perrone as the Series B Director.  Mr. Perrone is a vice president in the principal investment area at Goldman Sachs & Co.

                We will not, for so long as 1,450,000 shares of Series B Preferred remain outstanding without the affirmative vote of the holders of a majority of the outstanding shares of Series B Preferred, voting together as a single class:  (i) alter or change the rights, preferences or privileges of the shares of Series B Preferred so as to affect adversely such shares; (ii) increase or decrease (other than by redemption or conversion) the total number of authorized shares of Series B Preferred; (iii) authorize to issue or obligate itself to issue equity securities (or any equity or debt securities convertible into equity securities) ranking senior to or pari passu with the Series B Preferred with respect to dividends, distributions or rights upon liquidation; and (iv) affect any capital reorganization or reclassification of equity securities (or securities convertible into other securities) into equity securities ranking senior to the Series B Preferred with respect to dividends, distributions or rights upon liquidation.  In addition, for so long as 1,450,000 shares of Series B Preferred remain outstanding, we will not without first obtaining the approval of the Series B Director, redeem, purchase or otherwise acquire (or pay into or set aside for a sinking fund for such purpose) any share or shares of common stock or other securities junior in preference to the Series B Preferred.

        Each share of Series B Preferred is currently convertible into one share of common stock, subject to adjustment for stock splits, stock dividends and similar events, and certain other dilutive events.  Shares of Series B Preferred automatically convert to common stock, if, at anytime after three years from the original issue date, the common stock has been traded with a volume weighted average price in excess of $7.00 per share for 20 of the previous 30 trading days with a minimum average trading volume of 200,000 shares per day. In addition, holders of Series B Preferred are entitled to receive cumulative dividends at the rate of 6% per annum, payable on a quarterly basis. Dividends will be paid in shares of Series B Preferred during the first year after closing and then, at our discretion, in either shares of Series B Preferred or cash.

        In the event of our liquidation, dissolution or winding up, the holders of Series B Preferred, are generally entitled to receive a liquidation preference over the holders of common stock equal to the greater of (i) $2.10 per share of Series B Preferred held and any declared but unpaid dividends, and (ii) the amount that would have been paid to the holders of Series B Preferred had such preferred shares been converted to common stock immediately prior to such liquidation, dissolution or winding up.  On or after the date occurring seven years from the original issue date the holders of a majority of the then outstanding shares of Series B Preferred may require us to effect a redemption of outstanding shares of Series B Preferred at the original issuance price of $2.10 per share, together with any accrued but unpaid dividends.

        In connection with the private placement, we agreed to file registration statements with the SEC covering the resale by the investors of the shares of common stock underlying the conversion of the Series B Preferred and the shares of common stock that may be issued upon the exercise of the warrants issued in the private placement.  Only the selling stockholders have elected to exercise these registration rights at this time.

SELLING STOCKHOLDERS

        We are registering for the selling stockholders a total of 1,286,560 shares of our common stock consisting of (i) 946,000 shares of our common stock underlying the conversion of 946,000 shares of our Series B Preferred; (ii) 56,760 shares of our common stock underlying the conversion of shares of our Series B Preferred that are required to be issued as dividends on the 946,000 shares of Series B Preferred; and (iii) 283,800 shares of our common stock that may be issued upon the exercise of outstanding warrants.

        Based on the Schedule 13G/A filed on April 10, 2003, Wellington Management Company, LLP ("WMC") has shared voting power of 2,635,000 shares of our common stock and shared dispositive power of 3,329,000 shares of our common stock, representing an aggregate 13.6% beneficial ownership of us.  Based on this Schedule, WMC's beneficial ownership arises from its capacity as an investment adviser and these shares are owned of record by clients of WMC.  We have been advised that WMC serves as investment manager, investment adviser or investment sub-adviser to the selling stockholders and in such capacity has shared voting power and/or shared dispositive power over all the shares of our common stock being registered for sale by the selling stockholders pursuant to this prospectus.

                The following table lists each selling stockholder and as of March 3, 2003, sets forth:

The number of shares of our common stock beneficially owned by each selling stockholder prior to this offering;
The number of shares of our common stock owned by each selling stockholder and being registered for sale in this offering;

The number of shares of our common stock beneficially owned by each selling stockholder after the offering assuming the sale of all shares of our common stock being registered on behalf of each selling stockholder in this offering; and

The percentage of common stock beneficially owned by each selling stockholder after this offering assuming each selling stockholder sells all of the shares of our common stock being registered on such stockholder's behalf.

                Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission.  The percentage of shares beneficially owned following the offering is based on 23,231,200 shares of common stock outstanding on March 3, 2003, and assumes the conversion of 3,809,524 shares of our outstanding Series B Preferred into common stock.

Selling Stockholders	Shares Beneficially Owned Prior To Offering	Common Shares Registered	Shares Beneficially Owned After Offering	Percentage of Shares Beneficially Owned Following Offering

Howard Hughes Medical Institute (1)	458,320	458,320	0	*
New York State Nurses Association Pension Plan (2)	272,000	272,000	0	*
Ohio Carpenters' Pension Fund (3)	224,400	224,400	0	*
Laborers' District Council and Contractors' of Ohio Pension Fund (4)	156,400	156,400	0	*
Australian Retirement Fund (5)	77,520	77,520	0	*
ESSS Global Small Companies Fund (6)	97,920	97,920	0	*

Total:	1,286,560	1,286,560	0	*

*	Less than 1%
(1)

The number of shares listed in the table as beneficially owned by this selling stockholder prior to this offering includes 337,000 shares of our common stock that may be issued upon conversion of shares of our Series B Preferred, 20,220 shares of our common stock that may be issued as payment of dividends on such Series B Preferred, and 101,100 shares of our common stock issuable upon the exercise of warrants issued in connection with the sale and issuance of our Series B Preferred.

(2)

The number of shares listed in the table as beneficially owned by this selling stockholder prior to this offering includes 200,000 shares of our common stock that may be issued upon conversion of shares of our Series B Preferred, 12,000 shares of our common stock that may be issued as payment of dividends on such Series B Preferred, and 60,000 shares of our common stock issuable upon the exercise of warrants issued in connection with the sale and issuance of our Series B Preferred.

(3)

The number of shares listed in the table as beneficially owned by this selling stockholder prior to this offering includes 165,000 shares of our common stock that may be issued upon conversion of shares of our Series B Preferred, 9,900 shares of our common stock that may be issued as payment of dividends on such Series B Preferred, and 49,500 shares of our common stock issuable upon the exercise of warrants issued in connection with the sale and issuance of our Series B Preferred.

(4)

The number of shares listed in the table as beneficially owned by this selling stockholder prior to this offering includes 115,000 shares of our common stock that may be issued upon conversion of shares of our Series B Preferred, 6,900 shares of our common stock that may be issued as payment of dividends on such Series B Preferred, and 34,500 shares of our common stock issuable upon the exercise of warrants issued in connection with the sale and issuance of our Series B Preferred

(5)

The number of shares listed in the table as beneficially owned by this selling stockholder prior to this offering includes 57,000 shares of our common stock that may be issued upon conversion of shares of our Series B Preferred, 3,420 shares of our common stock that may be issued as payment of dividends on such Series B Preferred, and 17,100 shares of our common stock issuable upon the exercise of warrants issued in connection with the sale and issuance of our Series B Preferred.

(6)

The number of shares listed in the table as beneficially owned by this selling stockholder prior to this offering includes 72,000 shares of our common stock that may be issued upon conversion of shares of our Series B Preferred, 4,320 shares of our common stock that may be issued as payment of dividends on such Series B Preferred, and 21,600 shares of our common stock issuable upon the exercise of warrants issued in connection with the sale and issuance of our Series B Preferred.


PLAN OF DISTRIBUTION

                The selling stockholders may sell the shares of common stock from time to time after the date of this prospectus. The shares may be sold from time to time:

directly by any selling stockholder to one or more purchasers;

to or through underwriters, brokers or dealers;

through agents on a best-efforts basis or otherwise; or

through a combination of such methods of sale.
The selling stockholders may offer the shares at various times in one or more of the following transactions:

in the over-the-counter market;

in the transactions other than market transactions;

in connection with short sales of shares of our common stock;

by pledge to secure debts or other obligations;

in connection with the writing of non-traded and exchange-traded call options, in hedge transactions and in settlement of other transactions in standardized or over-the-counter options;

purchases by a broker-dealer as principal and resale by the broker-dealer for its account; or

in a combination of any of the above.

                The selling stockholders may sell shares at market prices then prevailing, at prices related to prevailing market prices, at negotiated prices or at fixed prices.

                The selling stockholders may enter into hedging transactions with broker-dealers in connection with distributions of the shares or otherwise.  In these transactions, broker-dealers may engage in short sales of the shares in the course of hedging the positions they assume with selling stockholders.  The selling stockholders may also sell shares short and redeliver the shares to close out such short positions.  The selling stockholders may enter into options or other transactions with broker-dealers which require the delivery to the broker-dealer of the shares.  The broker-dealer may then resell or otherwise transfer such shares pursuant to this prospectus.  The selling stockholders also may loan or pledge the shares to a broker-dealer.  The broker-dealer may sell the shares so loaned, or upon default, the broker-dealer may sell the pledged shares pursuant to this prospectus.

                Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from the selling stockholders.  Broker-dealers or agents may also receive compensation from the purchasers of the shares for whom they act as agents or to whom they sell as principal, or both.  Compensation as to a particular broker-dealer might be in excess of customary commissions and will be in amounts to be negotiated in connection with the sale.  Broker-dealers or agents and any other participating broker-dealers or the selling stockholders may be deemed to be "underwriters" within the meaning of section 2(11) of the Securities Act of 1933 in connection with sales of the shares.  Accordingly, any such commission, discount or concession received by them and any profit on the resale of the shares purchased by them may be deemed to be underwriting discounts or concessions under the Securities Act.  Because selling stockholders may be deemed "underwriters" within the meaning of section 2(11) of the Securities Act, the selling stockholders will be subject to the prospectus delivery requirements of the Securities Act.

                Any shares covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

                The shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws.   In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

                Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of such distribution.  In addition, each selling stockholder will be subject to applicable provisions of the Exchange Act and the associated rules and regulations under the Exchange Act, including Regulation M, which provisions may limit the timing of purchases and sales of shares of our common stock by the selling stockholder.  We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver copies of this prospectus to purchasers at or prior to the time of any sale of the shares.

                We will bear all costs, expense and fees in connection with the registration of the shares.  The selling stockholders will bear all commissions and discounts, if any, attributable to the sale of the shares.  The selling stockholders may agree to indemnify any broker-dealer or agent that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act.  We have agreed to indemnify the selling stockholders against certain liabilities in connection with their offering of the shares, including liabilities arising under the Securities Act.

LEGAL MATTERS

                Heller Ehrman White & McAuliffe LLP, Seattle, Washington, will pass on the validity of the common stock offered in this offering.

EXPERTS

                The financial statements and financial statement schedule incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 29, 2002 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

INCORPORATION BY REFERENCE

                The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to another document that we filed with the SEC.  The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information.  We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until we sell all of the securities:

Annual Report on Form 10-K for the fiscal year ended December 29, 2002 filed on March 28, 2003;
Quarterly Report on Form 10-Q for the quarterly period ended March 30, 2003 filed on May 14, 2003;
Current Report on Form 8-K filed on February 20, 2003; and
The description of our common stock contained in our Registration Statement on Form 8-A filed on September 9, 1999.

                You may obtain a copy of these filings at no cost, by writing or telephoning us at 11911 North Creek Parkway South Bothell, Washington 98011; telephone (425) 806-5800.

                You should rely only on the information contained or incorporated by reference in this prospectus, any supplemental prospectus or any pricing supplement.  We have not authorized anyone to provide you with any other information.  We are not making an offer of these securities in any state where the offer is not permitted.  You should not assume that the information in this prospectus, any accompanying prospectus supplement or any document incorporated by reference is accurate as of any date other than the date on the front of the document.

WHERE YOU CAN FIND MORE INFORMATION

                We have filed a registration statement on Form S-3 with the SEC for the common stock offered by this prospectus. This prospectus does not include all of the information contained in the registration statement. You should refer to the registration statement and its exhibits for additional information. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document. We are also required to file annual, quarterly and special reports, proxy statements and other information with the SEC.

                You can read our SEC filings, including the registration statement, over the Internet at the SEC's web site at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities at 450 Fifth Street, N.W., Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.  You may also obtain copies of these reports directly from us by sending a written request to us at our principal offices located at 11911 North Creek Parkway South Bothell, Washington 98011; telephone (425) 806-5800.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

                The expenses (not including underwriting commissions and fees) of issuance and distribution of the securities are estimated to be:

SEC Registration Fee	$333
Legal Fees	10,000
Accounting Fees and Expenses	5,000
Miscellaneous	9,667

Total	$25,000


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

                Our Restated Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Delaware law.  Delaware law provides that a director of a corporation will not be personally liable for monetary damages for breach of that individual's fiduciary duties as a director except for liability (a) for any breach of the director's duty of loyalty to the company or to its stockholders, (b) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (c) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law or (d) for any transaction from which a director derives an improper personal benefit.

                Our Bylaws provide that we shall indemnify our directors and executive officers and may indemnify our officers, employees and other agents to the fullest extent not prohibited by law.  The Bylaws also permit us to advance expenses incurred by an indemnified party in connection with the defense of any action or proceeding arising out of his or her status or service as our director, officer, employee or other agent upon an undertaking by him or her to repay any advances if it is ultimately determined that he or she is not entitled to indemnification.

                We have entered into separate indemnification agreements with our directors and officers, and we intend to enter into indemnification agreements with any new directors and officers in the future.

                Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, executive officers or persons controlling the Company, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 16. EXHIBITS

Exhibit No.		Description

3.1	(1)	Amended and Restated Certificate of Incorporation of Registrant (Exhibit 3.2)
3.2	(2)	Certificate of Designation of Series A Junior Participating Preferred Stock
3.3	(3)	Certificate of Designation of Series B Preferred
3.4	(1)	Bylaws of the Registrant (Exhibit 3.4)
4.1	(3)	Form of Warrant to Purchase Common Stock of Vixel Corporation.
4.2	(3)	Registration Rights Agreement dated as of February 14, 2003, by and between Vixel Corporation and the investors signatory thereto.
4.3	(2)	Rights Agreement dated November 15, 2000, between the Registrant and Computer Share Trust Company, Inc.
4.4	(2)	Form of Rights Certificate
5.1	*	Opinion of Heller Ehrman White & McAuliffe LLP
10.1	(3)	Series B Convertible Preferred Stock and Warrant Purchase Agreement, dated as of February 14, 2003, by and between Vixel Corporation and the investors signatory thereto.
23.1		Consent of PriceWaterhouseCoopers LLP, Independent Accountants
23.2	*	Consent of Heller Ehrman White & McAuliffe LLP (contained in the opinion included as Exhibit 5.1)
24.1	*	Power of Attorney (included on Signature page of this registration statement)

*	Previously filed.
(1)	Incorporated by reference to designated exhibits to the Company's Registration Statement on Form S-1 (File No. 333-81347), declared effective on September 30, 1999.
(2)	Incorporated by reference to Company's current report on Form 8-K filed with the Securities and Exchange Commission on November 17, 2000.
(3)	Incorporated by reference to Company's current report on Form 8-K filed with the Securities and Exchange Commission on February 20, 2003.

ITEM 17. UNDERTAKINGS

                The undersigned Registrant hereby undertakes:

                (a)  (1)     To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i)              To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act"), unless the information required to be included in such post-effective amendment is contained in a periodic report filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") and incorporated herein by reference;

                (ii)             To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement, unless the information required to be included in such post-effective amendment is contained in a periodic report filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act and incorporated herein by reference.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                (iii)          To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (2)          That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3)         To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (4)         That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (b)           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


SIGNATURES

                Pursuant to the requirements of the Securities Act of 1933, Vixel Corporation. has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bothell, Washington, on May 19, 2003.

VIXEL CORPORATION
By: /s/ James M. McCluney
James M. McCluney
Chief Executive Officer, President and
Chairman of the Board of Directors

POWER OF ATTORNEY

                Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE
/s/ James M. McCluney James M. McCluney	Chief Executive Officer, President and Chairman of the Board of Directors (Principal Executive Officer)	May 19, 2003
/s/ Kurtis L. Adams Kurtis L. Adams	Chief Financial Officer, Vice President of Finance, Secretary and Treasurer (Principal Financial and Accounting Officer)	May 19, 2003
* Robert Q. Cordell II	Director	May 19, 2003
* Charles A. Haggerty	Director	May 19, 2003
* Robert S. Messina	Director	May 19, 2003
* Jami K. Nachtsheim	Director	May 19, 2003
* Peter J. Perrone	Director	May 19, 2003
* Timothy M. Spicer	Director	May 19, 2003
* By: /s/ Kurtis L. Adams Kurtis L. Adams (Attorney-in-Fact)

EXHIBIT INDEX

Exhibit No.		Description

3.1	(1)	Amended and Restated Certificate of Incorporation of Registrant (Exhibit 3.2)
3.2	(2)	Certificate of Designation of Series A Junior Participating Preferred Stock
3.3	(3)	Certificate of Designation of Series B Convertible Preferred Stock
3.4	(1)	Bylaws of the Registrant (Exhibit 3.4)
4.1	(3)	Form of Warrant to Purchase Common Stock of Vixel Corporation.
4.2	(3)	Registration Rights Agreement dated as of February 14, 2003, by and between Vixel Corporation and the investors signatory thereto.
4.3	(2)	Rights Agreement dated November 15, 2000, between the Registrant and Computer Share Trust Company, Inc.
4.4	(2)	Form of Rights Certificate
5.1	*	Opinion of Heller Ehrman White & McAuliffe LLP
10.1	(3)	Series B Convertible Preferred Stock and Warrant Purchase Agreement, dated as of February 14, 2003, by and between Vixel Corporation and the investors signatory thereto.
23.1		Consent of PriceWaterhouseCoopers LLP, Independent Accountants
23.2	*	Consent of Heller Ehrman White & McAuliffe LLP (contained in the opinion included as Exhibit 5.1)
24.1	*	Power of Attorney (included on Signature page of this registration statement)

*	Previously filed.
(1)	Incorporated by reference to designated exhibits to the Company's Registration Statement on Form S‑1 (File No. 333-81347), declared effective on September 30, 1999.
(2)	Incorporated by reference to Company's current report on Form 8-K filed with the Securities and Exchange Commission on November 17, 2000.
(3)	Incorporated by reference to Company's current report on Form 8-K filed with the Securities and Exchange Commission on February 20, 2003.
